Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendatory Agreement”) is dated February 8, 2013, between NATIONAL PENN BANCSHARES, INC., a Pennsylvania business corporation (“NPB”), NATIONAL PENN BANK, a national banking association (“Bank”), and MICHAEL J. HUGHES (“Executive”).

BACKGROUND

1.    NPB, the Bank and Executive entered into a certain Employment Agreement dated August 12, 2009, pursuant to which the Executive became employed by NPB and the Bank as Chief Financial Officer of NPB and Senior Executive Vice President of the Bank (the “Agreement”).

2.  The Company, Bank and Executive desire to amend the Agreement as hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein, and each intending to be legally bound, NPB, Bank and Executive agree to amend the Agreement as follows:

1.  Amendment.   Section 8(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

(a)     If a Change in Control (as defined in Section 8(b)) shall occur during the time this Agreement is in effect, and if within twenty-four (24) months after the effective date of the Change in Control, there shall be:

(i)     Any involuntary termination of Executive's employment (other than for Cause (as defined in Section 12(a));

(ii)     Any reduction in Executive's title, responsibilities or authority, including such title, responsibilities or authority as such may be increased from time to time;

(iii)    Any reduction in Executive's base salary (as defined in Section 8(d)) in effect immediately prior to a Change in Control, or any failure to provide Executive with benefits at least as favorable as those enjoyed by Executive under any of the pension, life insurance, medical, health and accident, disability or other employee plans of NPB or an Affiliate (as defined in Section 8(c)) in which Executive participated immediately prior to a Change in Control, or the taking of any action that would materially reduce any of such compensation or benefits in effect at the time of the Change in Control, unless such reduction relates to a reduction applicable to all employees generally;

(iv)     Any reassignment of Executive beyond a thirty (30) mile commute by automobile from either Boyertown or Lancaster, Pennsylvania; or

(v)     Any requirement that Executive travel in performance of his duties on behalf of NPB or an Affiliate for a greater period of time during any year than was required of Executive during the year preceding the year in which the Change in Control occurred (each of the foregoing, a “Triggering Event”);

Then, at the option of Executive, exercisable by Executive within twenty-four (24) months of the occurrence of any Triggering Event, Executive may resign from employment (or, if involuntarily terminated, give notice of intention to collect benefits hereunder) by delivering a notice in writing to NPB, in which case Executive shall be entitled to (1) a lump sum cash severance payment equal to 200% of the sum of Executive's Base Salary in effect immediately prior to the Change in Control and the Executive's Average Annual Bonus (as defined below), which Employer shall pay to Executive within fifteen (15) days of Executive's termination of employment, and to (2) continuation of the benefits set forth in Section 7(a) and 7(b) for two (2) years from and after the date of termination of employment. The term of this Agreement shall end on the date of Executive's termination of employment under this Section. For purposes of this Section, “Average Annual Bonus” means the average of the annual incentive compensation bonuses earned by Executive pursuant to Section 6 of this Agreement for either the three completed fiscal years immediately preceding the fiscal year in which the termination occurs, or for such lesser number of fiscal years completed after 2010 that immediately precede the fiscal year in which the termination occurs, whichever is applicable.

2.  Ratification. As amended hereby, the Agreement is hereby ratified, confirmed and approved.

3.  Governing Law. This Amendatory Agreement shall be governed by and construed in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.

NATIONAL PENN BANCSHARES, INC.		NATIONAL PENN BANK

By:	/s/ Scott V. Fainor	By:	/s/ Scott V. Fainor
Name:	Scott V. Fainor	Name:	Scott V. Fainor
Title:	President & Chief Executive Officer	Title:	President & Chief Executive Officer

EXECUTIVE

Witness:	/s/ H. Anderson Ellsworth	/s/ Michael J. Hughes
Michael J. Hughes

[SIGNATURE PAGE TO AMENDMENT TO EMPLOYMENT AGREEMENT - MICHAEL J. HUGHES]